Exhibit 1




      We, the undersigned, hereby express our agreement that the attached Amendment No. 6 to Schedule 13D is filed on behalf of each of the undersigned.

November 4, 1998                          /s/ J. Judson Williams, II
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                                          J. Judson Williams II, Esq.
                                          Power of Attorney for
                                          Floyd D. Gottwald, Jr.


                                          /s/ Bruce C. Gottwald
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                                          Bruce C. Gottwald